                                                                    EXHIBIT 10.1
                                                                    ------------


"Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission."


                          VOICE MAIL SERVICES AGREEMENT

                                     between

                                   AT&T CORP.

                                       and

                          NOTIFY TECHNOLOGY CORPORATION
                                  20020124.10.c


                                   Dated as of

                                 8 February 2002

                               ------------------

















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                               TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS .....................................................   4

ARTICLE 2  PURCHASE ORDERS .................................................   6

ARTICLE 3  SERVICES ........................................................   7

3.1        Provision of Services and Pricing ...............................   7
3.2        Change Management Process .......................................   7
3.3        Bailment ........................................................   7
3.4        Title And Risk Of Loss ..........................................   8

ARTICLE 4  PAYMENTS ........................................................   8

4.1        Invoices and Payment ............................................   8
4.2        E-Commerce ......................................................   8
4.3        Taxes ...........................................................  10
4.4        Audit ...........................................................  10

ARTICLE 5  CONFIDENTIAL INFORMATION; LICENSES; USE OF MARKS; INTELLECTUAL
PROPERTY RIGHTS ............................................................  10

5.1        Notify's Information ............................................  10
5.2        AT&T's Information ..............................................  10
5.3        Reserved ........................................................  11
5.4        Use of Marks ....................................................  11

ARTICLE 6  REPRESENTATIONS AND WARRANTIES ..................................  12

ARTICLE 7  SERVICES PROVIDED BY OTHERS; UNAUTHORIZED ACCESS ................  13

7.1        Service Done By Others ..........................................  13
7.2        Unauthorized Access .............................................  13
7.3        Allocation of Resources .........................................  13

ARTICLE 8  INDEMNITY; INFRINGEMENT; COMPLIANCE WITH LAWS; LIMITATION
OF LIABILITY ...............................................................  14

8.1        Indemnity .......................................................  14
8.2        Infringement ....................................................  14
8.3        Compliance with Laws ............................................  15

ARTICLE 9  INSURANCE .......................................................  15

ARTICLE 10 SOURCE PROGRAMS AND TECHNICAL DOCUMENTATION .....................  15

ARTICLE 11 TERM AND TERMINATION ............................................  16

11.1       Term ............................................................  16
11.2       Grounds for Termination and Remedies ............................  16
11.3       Survival of Obligations .........................................  18

ARTICLE 12 GENERAL .........................................................  19

12.1       Notices .........................................................  19


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12.2       Project Manager .................................................  20
12.3       Disputes ........................................................  20
12.4       Assignment and Subcontracting by Notify .........................  22
12.5       Assignment by AT&T ..............................................  22
12.6       Amendment .......................................................  23
12.7       Waiver ..........................................................  23
12.8       Headings ........................................................  23
12.9       Severability ....................................................  23
12.10      Entire Agreement ................................................  23
12.11      Third Party Beneficiaries .......................................  24
12.12      Identification ..................................................  24
12.13      Services Standards ..............................................  24
12.14      Governing Law ...................................................  25
12.15      Force Majeure ...................................................  25

ATTACHMENT A STATEMENT OF WORK .............................................  26

ATTACHMENT B AT&T TRADEMARKS ...............................................  27





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                          VOICE MAIL SERVICES AGREEMENT

         This Voice Mail Services Agreement by and between AT&T Corp., a New York corporation ("AT&T"), having a place of business at 295 North Maple Avenue,
                   ----
Basking Ridge, New Jersey 07920, and Notify Technology Corporation, a California corporation, having a place of business at 1054 S. De Anza Blvd., Suite 105, San Jose, California 95129 ("Notify"), is effective as of February 8, 2002 (the
                         ------
"Effective Date").
 --------------

                              W I T N E S S E T H:
                              -------------------

WHEREAS, AT&T desires that Notify design, develop, manufacture, and sell Products and Services, including Fulfillment; and,

WHEREAS, AT&T desires to purchase and license various Products and Services that AT&T expects to use for and/or resell to Subscribers in association with other products and services of AT&T to offer to its subscribers voice messaging services, and Notify is willing to sell and license the Products, Services, including Fulfillment to AT&T subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1  DEFINITIONS

The following definitions shall apply to the Agreement. In addition to capitalized terms defined elsewhere herein, the following capitalized words and phrases listed below will have the meanings given below.

         "Agreement" means this Agreement and any and all Attachments appended
          ---------
hereto, as expressly and mutually amended or modified in writing.

         "AT&T Marks" means the AT&T Trademarks, including but not limited those
          ----------
set forth in Attachment B.

         "AT&T Content" means all Information, including but not limited to
          ------------
Supplier Content, furnished by AT&T to Notify in connection with the Services provided hereunder.

         "AT&T User Data" means all data or other information, no matter how
          --------------
collected, concerning Subscribers' use of or interest in AT&T voice mail services, or derived from or obtained during the Services, including, without limitation, information (individually, in the aggregate, or otherwise) identifying Subscribers and their usage pattern.

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         "Attachment" means any of the following attachments referenced in and
          ----------
appended to this Agreement and made a part hereof:

         Attachment A               Statement of Work
         Attachment B               AT&T Trademarks

         "Availability" of the Notify System (as defined in the Attachment A
          ------------
(Statement of Work)) means Monday through Sunday, between the hours of 12:00 a.m. ET and 11:59 p.m. ET, seven (7) days a week, 52 weeks per year with no allowance for holidays, except for reasonable interruptions due to scheduled maintenance.

         [*]

         "Caller ID" means electronic display of the telephone number and caller
          ---------
name of an incoming caller.

         "Charges" means the rates and fees as set forth in Attachment A
          -------
(Statement of Work).

         "CPE Device" means the Subscriber premise equipment device to be
          ----------
provided by Notify (as further described in Attachment A (Statement of Work)) that features a message-waiting indicator that signifies the status of a Subscriber's mailbox and displays Caller ID information.

         "Documentation" means the standard Subscriber materials that Notify has
          -------------
created and published or may create and publish, during the term of this Agreement, which are supplied by Notify to Subscribers for Subscribers' use with the Services and CPE Devices, including any user manuals or technical manuals for the Services and CPE Devices.

         "Fulfillment" shall have the meaning set forth in Attachment A
          -----------
(Statement of Work) hereto.

         "Information" means (a) intangible information expressed in the form of
          -----------
ideas, data, programs, technical, business or other types of intangible information, or (b) documents, prints, tapes, discs, or other types of tangible information.

         "Notify Marks" means the Notify Trademarks contemplated in Section
          ------------
5.4(a).

         "Party" or "Parties" shall mean, unless otherwise specified, AT&T
          -----      -------
and/or Notify, as the case may be.

         "Products" means CPE Devices and any other products that are offered to
          --------
AT&T or Subscribers by Notify per this Agreement.

         "Project Manager" has the meaning set forth in Section 12.2.
          ---------------

         "Purchase Order" means AT&T's form of purchase order used for the
          --------------
purpose of ordering Products from Notify.

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         "Services" means the services being provided by Notify to AT&T under
          --------
this Agreement and pursuant to Attachment A (Statement of Work).

         "Service Assumption Date" means the date that all systems installation
          -----------------------
and all acceptance testing (including testing for the Services to be provided by Notify) has been completed in accordance with the Implementation Plan agreed to between AT&T and [*].

         "Shipping Agent" means the shipping company responsible for shipping
          --------------
Products from Notify to Subscribers or AT&T.

         "Software" means the software supplied by Notify under this Agreement,
          --------
which is provided with or contained within the Products.

         "Subscriber" means any customer of AT&T, to which AT&T is to provide
          ----------
services and for which Notify shall be required to provide Services under this Agreement in support of such customer.

         "Supplier Content" means Information of third party suppliers to AT&T
          ----------------
in connection with Services.

         "Territory" means the United States of America.
         -----------

         "Trademarks" means trademarks, service marks, trade dress, trade names,
          ----------
brands, corporate names, proprietary logos, designs or indicia and other source or business identifiers.

          "Transition Period" means the period following the termination of this
           -----------------
Agreement during which Services and Products are provided pursuant to Section
11.3 (b)."User(s)" means Subscriber(s).

         "Voice Messaging System" means the voice messaging system provided by
          ----------------------
[*], including servers and the voice mail platform used to provide voice mail services to Subscribers in connection with this Agreement.

ARTICLE 2 PURCHASE ORDERS.

         AT&T may place orders with Notify to provide the Products set forth in Attachment A (Statement of Work) by means of a Purchase Order communicated in a format mutually agreed upon by the parties. Provided all Purchase Orders meet the conditions as set forth in Attachment A then, Notify shall accept all such Purchase Orders from AT&T, and if applicable, AT&T Affiliates. AT&T will send all Purchase Orders to Notify via facsimile. No Purchase Order shall be considered binding upon Notify until acknowledged by Notify by delivering a written acceptance (including by facsimile or electronic mail) to AT&T for the applicable Purchase Order. In the event that Notify fails to deliver a written acceptance within three (3) business days it shall be deemed accepted.


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ARTICLE 3  SERVICES

3.1      Provision of Services and Pricing.
         ---------------------------------

         (a) Subject to the terms of this Agreement, Notify shall provide to AT&T the Services in Attachment A (Statement of Work) for the Charges set forth in Attachment A.

         (b) Except as otherwise set forth in this Agreement, including Attachment A (Statement of Work), AT&T will not be subject to any volume requirements, minimum use or any other commitments for purchase of Products or Services under this Agreement.

         (c) Any AT&T Affiliate may purchase Products and Services under this Agreement. The term "AT&T Affiliate" means: (i) any entity, directly or indirectly, Controlling, Controlled by or under common Control with AT&T, or
(ii) any entity that is authorized to sell telecommunications products or services under the "AT&T" brand name. The term "Control" means (i) the power to vote 50% or more of the voting interests of any entity or (ii) ownership of 50% or more of the beneficial interests in income or capital of an entity. All references to AT&T in this agreement refer equally to AT&T or AT&T Affiliate executing a particular Purchase Order. Any Purchase Order or request for services by an AT&T Affiliate issued under this Agreement will be a contractual relationship between the AT&T Affiliate and Notify and Notify shall look only to the AT&T Affiliate for performance of the AT&T Affiliate's obligations under such request or Purchase Order.

         (d) Except as expressly stated herein, this Agreement is non-exclusive and does not prohibit either party from entering into similar agreements with third parties involving identical, similar, or different products, services, and technologies.

3.2      Change Management Process
         -------------------------

         AT&T may, at any time during the term of the Agreement, require additions, deletions or alterations (all hereinafter referred to as a "Change") to Services or Product. Within thirty (30) calendar days after a request for a Change, Notify shall submit a proposal to AT&T which includes any changes in Notify's costs or in the delivery or Service schedule necessitated by the Change. AT&T shall within thirty (30) calendar days of receipt of the proposal, either (i) accept the proposal with a written amendment directing Notify to perform the Change or (ii) advise Notify not to perform the Change in which event Notify shall proceed with the original Services and Product. No such Change shall be considered nor shall Notify be entitled to any compensation for work done pursuant to or in contemplation of a Change nor shall Notify be obligated to this Change, unless pursuant to a mutually agreed to written amendment to this Agreement.

3.3      Bailment.
         --------

         If at any time Notify is in possession of any Products to which title has vested in AT&T, Notify shall be considered a bailee for any such Products while in its possession.


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3.4      Title And Risk Of Loss.
         -----------------------

         Title to a Product purchased by AT&T for delivery to a Subscriber or to AT&T shall vest with AT&T when the Product has been invoiced and AT&T has received proof of delivery. Risk of loss and damage shall pass to AT&T upon delivery to Shipping Agent by Notify. Upon warranted return of any Product to Notify by AT&T or Subscriber as a valid warranty return, excluding customer remorse and excluding an erroneous address where the address used was as provided from AT&T title and risk of loss and damage to the Product shall vest in Notify at FOB Notify warehouse, in all other cases of returns (e.g., customer remorse), title shall remain with AT&T but risk of loss and damage shall vest in Notify at FOB Notify warehouse.


ARTICLE 4  PAYMENTS

4.1      Invoices and Payment.
         --------------------

         Invoices for the Charges shall be submitted by Notify to AT&T's Project Manager. In accordance with Attachment A (Statement of Work), Notify will invoice AT&T for Services on a monthly basis no later than the tenth business day following the applicable invoiced month. Payment terms shall be [*]. In the event that AT&T fails to pay any fee or amount owed to Notify when due hereunder, then such overdue fee or amount shall bear interest at a rate equal to the lesser of [*] per month or the maximum amount permitted under applicable law. All fees, amounts and prices hereunder are in U.S. dollars and all payments to Notify shall be made in U.S. dollars.

4.2      E-Commerce
         -----------

         a)       e-Commerce Transactions

                  Notify and AT&T acknowledge that both want to automate certain operations for purchase and sale transactions ("Transactions"), by transmitting and receiving, documents electronically (hereinafter called "Documents") in substitution for conventional paper-based documents. The following are examples of Documents which may be transmitted under this Section: Catalogues; Purchase Orders; Acknowledgements; Modifications to Purchase Orders; Ship Notices; Invoices; Schedule Changes; Change Orders; Requests for Proposals; and Proposals.


                  Notify and AT&T also acknowledges that the electronic transmission of Documents can take place through the computer network of an AT&T-designated third party e-Commerce provider ("Provider's Network").


                  Notify and AT&T further acknowledge that they both want to assure that such Transactions are not rendered legally invalid or unenforceable solely by virtue of such transmission or reception.


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         b)       Third-Party e-Commerce Provider

                  Notify understands that it must contract independently with the third party e-Commerce provider. Notify further understands that it must accept all data elements transmitted by AT&T through such third party's platform. AT&T may change the third-party e-Commerce provider upon thirty (30) days' prior written notice to Notify. Notify further understands that, in such event, it may have to contract with such third party. Each party shall, at its own expense, provide and maintain the equipment, software and services necessary to effectively and reliably transmit and receive Documents via the designated Provider's Network. In addition, Notify shall be solely responsible for the cost of storing its information or Documents on such Provider's Network, which information or Documents may be retrieved by AT&T at no additional charge to AT&T by Notify.

          c)      e-Commerce Signatures

                  Each party will establish, through the Provider, a unique code that will act as an authenticating signature ("Signature"). Any Signature of such party affixed to or contained in any transmitted Document is sufficient to verify that such Document originated with such party ("Signed Documents"). Neither party will disclose to any unauthorized person the Signatures of the other party.


                  Any Signed Document transmitted through e-Commerce shall constitute an "original" when printed from electronic files or records established and maintained in the normal course of business. The parties further agree not to contest the validity or enforceability of Signed Documents under the provisions of any applicable law relating to whether certain agreements are to be in writing and signed by the party to be bound thereby.

         d)       e-Commerce Transmissions

                  If a party receives any Document in an unintelligible or garbled form, or a Document that otherwise contains evidence of faulty transmission, the recipient must promptly notify the originating party (if identifiable from the received Document) in a reasonable manner.

         e)       Warranties and Data Integrity for e-Commerce Transactions

                  Notify represents and warrants that Documents and/or information either transmitted to AT&T by Notify or stored on a Provider's Network for access by AT&T a) do not contain any virus, bug, cancel bolt, worm, Trojan Horse or other harmful item, and b) does not infringe any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy. Notify further represents and warrants that all product and pricing information provided in its catalogues either stored on a Provider's Network or transmitted to AT&T by Notify is current, accurate and complete. In the event more favorable terms appear in a Document transmitted to AT&T by Notify than appear in Notify's current catalogue, AT&T will be entitled to the more favorable terms contained in such Document.


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4.3      Taxes.
         -----

         AT&T shall reimburse Notify only for the following tax payments with respect to transactions under this Agreement unless AT&T advises Notify and provides proper documentation to Notify that an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by AT&T shall be billed as separate items on Notify's invoices and shall not be included in Notify's prices.

4.4      Audit.
         -----

         With the exception of prices fixed by this Agreement, Notify shall maintain complete, clear and accurate records of (1) all hours of direct labor employees engaged in Services for which payment under this Agreement is to be computed on the basis of actual hours worked, at a fixed rate per hour or other unit of time specified in this Agreement and (2) billable costs payable by AT&T under this Agreement including a physical inventory, if applicable. These records shall be maintained in accordance with generally accepted accounting principles so they may be readily audited and shall be held until costs have been finally determined under this Agreement and payment or final adjustment of payment, as the case may be, has been made. Notify shall permit AT&T or AT&T's representative to examine and audit these records and all supporting records at all reasonable times. Audits shall be made not later than one (1) calendar year after the expiration or termination of this Agreement; provided, however, in no event shall any audit period exceed the two (2) calendar years preceding expiration or termination of the Agreement.

ARTICLE 5 CONFIDENTIAL INFORMATION; LICENSES; USE OF MARKS; INTELLECTUAL PROPERTY RIGHTS

5.1      Notify's Information.
         --------------------

         Notify acknowledges that AT&T does not wish to receive Notify's Confidential information. Accordingly, Notify shall use its best efforts not to disclose its confidential information to AT&T. In the event that Notify needs to disclose its confidential information to AT&T, and AT&T agrees to receive such confidential information, the parties agree to negotiate in good faith a non-disclosure information prior to such disclosure.

5.2      AT&T's Information
         ------------------

         As a result of Notify's anticipated or actual performance under this Agreement, Notify may receive or become exposed to AT&T's Content, AT&T User Data or any other AT&T confidential information. Notify agrees to (1) keep all such Information confidential and use such Information only for performing under this Agreement; (2) inform Notify's employees, contractors and agents of their obligations to keep such Information confidential and require those employees, contractors and agents to honor such obligations; and (3) promptly surrender or destroy such Information, and any copies thereof, free-of-charge, when requested to do so by AT&T. The foregoing obligation of


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confidentiality shall not apply to the extent such Information: (i) is or becomes publicly known or available through no fault of Notify; (ii) is known by Notify prior to the time of disclosure and is not subject to restriction or obligation of confidentiality; (iii) is independently developed by Notify without reference to such Information; (iv) is lawfully obtained by Notify from a third party, who has the right to make such disclosure without restriction or breach of obligation of confidentiality; or (v) is required to be disclosed by law, provided however that Notify shall promptly notify AT&T in writing of such requirement and assist AT&T in seeking a protective order limiting such disclosure requirement.


5.3      Reserved.
         --------


5.4      Use of Marks.
         -------------

         (a) Notify hereby grants to AT&T during the Term a worldwide nonexclusive, right to use the Notify Marks on promotional and other materials in accordance with this Agreement and as mutually agreed by the parties. All such use of the Notify Marks shall inure to the benefit of Notify. Nothing in this Agreement shall create any rights, title or interest for AT&T in the Notify Marks (except to the extent provided in the first sentence of this Section). AT&T shall use the Notify Marks in accordance with such reasonable guidelines as Notify may provide to AT&T from time to time. AT&T agrees to cooperate with Notify in facilitating Notify's monitoring and control of the use of the Notify Marks, and to supply Notify with samples of use of such icons upon request.

         (b) Notify shall provide Subscribers with CPE Devices in accordance with the terms of this Agreement. The Notify-manufactured CPE Device shall be branded with the AT&T brand and AT&T globe design as set forth in the specifications attached to this Agreement in Attachment B. If AT&T, in its sole discretion, modifies the depiction of the brand or alters the brand specifications, AT&T shall provide notice of the modification to Notify as set forth in Section 12.1 of this Agreement, and Notify shall have ninety (90) days from receipt of such notice to implement AT&T's modifications on all subsequent CPE Devices manufactured for AT&T Subscribers. Except as specifically provided by this Section 5.4(b), AT&T does not grant Notify any right, permission or license to use the AT&T brand or AT&T globe design or any other AT&T Mark in any manner whatsoever in connection with any goods or services, and Notify shall not so use the AT&T brand or AT&T globe design or any other AT&T Mark or any confusingly similar marks. Notwithstanding the foregoing, Notify shall remain entitled to place Notify (or its supplier's/licensor's) proprietary and/or intellectual property identifications, numbers, markings or notices on or in the CPE Devices and related Documentation, including and relating solely to patent rights. Notify shall not be required to and AT&T shall not alter, delete, remove, cover or otherwise obscure any proprietary or intellectual property identification, number, marking or notice on or in the CPE Devices, and Documentation, relating solely to patent rights.

         (c) Except as this Section 5.4 provides, neither Party may use any Trademark of the other Party without the other's prior written consent and nothing in this Agreement shall create in one Party any rights in the Trademarks of the other Party.

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5.5      Intellectual Property Rights.
         ----------------------------

          AT&T acknowledges and agrees that Notify represents that Notify (or its suppliers/licensors, as the case may be) owns all rights, title, and interests in and to all patents, copyrights, trademarks, trade secrets and all other proprietary and intellectual property rights of Notify (or its suppliers/licensors, as the case may be) in relation to the Products, Services, Documentation and all other products or services provided by Notify hereunder. Except with respect to the escrow of source code for the Software as expressly provided for herein, AT&T and Subscribers shall have no access or license to, or rights in, the source code for any Software. AT&T shall not remove, obscure or modify any label, notice or other indication of patent, copyright or other intellectual property rights on or in the Products, Services or Documentation, including without limitation any appearing in electronic format.

ARTICLE 6  REPRESENTATIONS AND WARRANTIES

         (a) Notify represents and warrants to AT&T that the Services will be performed in a workmanlike manner, in accordance with industry professional standards in the field Services will be performed in accordance with the Attachment A, (Statement of Work).

         (b) Notify warrants to AT&T and Subscribers that Products will be new, unless returned by a Subscriber and refurbished to merchantable, free from defects in design, material and workmanship and will conform to and perform in accordance with Attachment A (Statement of Work) or any applicable Documentation specifications, and if applicable, drawings and samples. These warranties extend to the future performance of the Products and shall continue for a period of one
(1) year from shipping date of the Product by Notify to AT&T or the applicable Subscriber. Notify also warrants that if Products are capable of processing, providing, receiving and/or displaying date data, they will do so correctly, as well as exchange accurate date data with all products with which they are intended to be used. The above warranties shall survive inspection, acceptance and payment in accordance with the terms hereof. Repaired and replacement Products shall be warranted as set forth above in this clause. Notify will ship replacement Product(s) in accordance with the terms and conditions set forth in Attachment A (Statement of Work).

         (c) The express warranties set forth within this Article are contingent upon the proper use of the Product as designed and intended by Notify and shall not apply to any Product that has been: (i) damaged after shipping; (ii) modified, altered or improperly maintained or repaired by any person or entity other than Notify; or (iii) subjected to unusual physical or electrical stress. [*] This limitation of liability does not apply to breach of Notify's obligations under any other provision in this Agreement nor personal injury or property damages.

         (d) THE EXPRESS REPRESENTATIONS AND WARRANTIES OF NOTIFY CONTAINED WITHIN THIS ARTICLE OR ELSEWHERE WITHIN THIS AGREEMENT OR IN ANY ATTACHMENTS HERETO CONSTITUTE THE ONLY


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REPRESENTATIONS AND/OR WARRANTIES OF NOTIFY, INCLUDING WITHOUT LIMITATION THOSE
RESPECTING THE PRODUCTS, SERVICES AND/OR DOCUMENTATION, AND ARE IN LIEU OF AND NOTIFY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND/OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR TITLE, AND THOSE ARISING FROM A COURSE OF DEALING, USAGE, TRADE OR PERFORMANCE. THIS DISCLAIMER SHALL ALSO APPLY TO NOTIFY'S SUPPLIERS AND LICENSORS.

ARTICLE 7  SERVICES PROVIDED BY OTHERS; UNAUTHORIZED ACCESS

7.1      Service Done By Others.
         ----------------------

         If any of the Services are dependent on work provided by others, except work done or provided by [*], Notify shall use reasonable efforts to inspect and promptly report any defect, to AT&T that renders such other work unsuitable for Notify's proper performance.

7.2      Unauthorized Access.
         -------------------

         (a) In the event Notify discovers or is notified of a material breach or potential material breach of security involving the Services or any system or network which does or may contain, process or transmit AT&T Content or AT&T User Data, Notify shall immediately notify AT&T and shall cooperate fully with AT&T and its designees (including, without limitation, by providing or causing AT&T and its designees to be provided with reasonable access to all relevant resources and information used in providing the Services under this Agreement that are in the possession of Notify ) in any investigation or action relating to such breach or potential breach.

         (b) In the event Notify discovers or is notified that personnel of Notify are, were, may be or have been involved in unauthorized or illegal activities to obtain money or information from or through AT&T, its Affiliates or Subscribers, or in any way damage (or expose to damage) AT&T, its Affiliates or Subscribers, Notify shall immediately: (i) notify AT&T; (ii) if requested by AT&T, investigate such activities; and (iii) cooperate fully with AT&T and its designees (including, without limitation, by providing or causing AT&T and its designees to be provided with reasonable access to all resources and information used in providing the services that are in the possession of Notify) in any investigation or action relating to such activities.

7.3      Allocation of Resources.
         -----------------------

         Without limiting Notify's other obligations under this Agreement, whenever there is no Availability, including but not limited to a Force Majeure Event (as defined herein) or any other event causes Notify to allocate scarce services or products to other limited resources between or among its customers, AT&T shall receive the highest level of preferential treatment under this Agreement.


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ARTICLE 8  INDEMNITY; INFRINGEMENT; COMPLIANCE WITH LAWS; LIMITATION OF
LIABILITY

8.1      Indemnity.
         ------------

         All persons furnished by Notify shall be considered solely Notify's employees or agents, and Notify shall be responsible for payment of all unemployment, social security and other payroll taxes, including contributions when required by law. Notify agrees to indemnify AT&T, its Affiliates, its and their customers and each of their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as "AT&T") from and against any proved or alleged claims, demands or suits, or any losses, damages, liabilities, fines, penalties and expenses (including reasonable attorney's fees) that in any way arise out of, relate to or result from this Agreement, or the items, tangible or intangible, furnished or services performed under or in contemplation of this Agreement including, but not limited to: (1) injuries or death to persons or damage to property, including theft; (2) failure by Notify to perform any of its obligations under this Agreement; (3) negligent or intentional acts or omissions of Notify; and (4) infringement of any U.S. patent, copyright, trademark, trade secret or other intellectual property right of any third party by the Products and/or Services. Notify agrees to defend AT&T, at AT&T's request, against any such claim, demand or suit. AT&T agrees to notify Notify within a reasonable time of any written claims or demands against AT&T for which Notify is responsible under this clause.

8.2      Infringement.
         ------------

         During the Term of this Agreement and the Transition Period, in the event that the Services or Products created or provided under this Agreement by Notify, are alleged or determined to infringe upon the proprietary rights of a third party as provided for above within Section 8.1, Notify shall, in addition to its obligations, if any, under Section 8.1 (Indemnity), at its option and own expense (i) obtain the right for AT&T, its Affiliates and the Subscribers to use the infringing Services and/or Products, (ii) modify the Services or Products so that they are no longer infringing but still satisfy the requirements contained in this Agreement and in the Specifications, (iii) obtain and substitute functionally similar Services or Products that are not infringing. If none of the foregoing alternatives is commercially reasonable, then the infringing Product and/or Services shall be returned to Notify by AT&T and Notify shall refund the purchase price paid to Notify by AT&T for such Product. Acceptance of a refund by AT&T shall not relieve Notify of its indemnity obligations hereunder.

         (b) Limitations. Notify shall have no liability or obligations for any
             -----------
claim of infringement arising as a result of any: (i) distribution or use of a Product and/or Service in combination with any products, items or services not supplied by Notify unless such combination is required for normal use of the Product and/or Service or unless such claim of infringement would not have arisen but for such distribution or use in combination; (ii) modification or alteration of a Product and/or Services, other than by Notify if such claim of infringement would not have arisen but for such modification or alteration; or
(iii) use of a Product and/or Services that is expressly prohibited by the terms of this Agreement and the applicable Documentation.

         (c)  [*]
              ---


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8.3      Compliance with Laws.
         --------------------

         Notify and all persons furnished by Notify shall comply at their own expense with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance of this Agreement.

ARTICLE 9  INSURANCE

         Notify shall maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Services are performed by Notify; (2) employer's liability insurance with limits of at least [*] for each occurrence; (3) automobile liability insurance if the use of motor vehicles is required, with limits of at least [*] combined single limit for bodily injury and property damage per occurrence; (4) Commercial General Liability ("CGL") insurance, ISO 1988 or later occurrence form of insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least [*] combined single limit for bodily injury and property damage per occurrence; (5) CGL insurance endorsed to include products liability and completed operations coverage in the amount of [*] per occurrence, which shall be maintained for at least one (1) year following the expiration or termination of this Agreement; and (6) Errors & Omissions Insurance in an amount not less than US [*] for each occurrence. All CGL and automobile liability insurance shall designate AT&T Corp., its Affiliates, and each of their directors, officers and employees (all referred to in this clause as "AT&T") as additional insureds. All the foregoing insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to AT&T shall apply on an excess basis. Notify agrees that Notify, Notify's insurer(s) and anyone claiming by, through, under or in Notify's behalf shall have no claim, right of action or right of subrogation against AT&T or Subscribers based on any loss or liability insured against under the foregoing insurance. Notify shall furnish to AT&T upon request certificates or adequate proof of the foregoing insurance including, if specifically requested by AT&T, copies of the endorsements and policies. AT&T shall be notified in writing at least thirty
(30) days prior to cancellation of or any material reduction in coverage or any other material change in the policy. For any other material change in policy, Notify will make best effort to provide timely notification to AT&T. Insurance companies providing coverage under this Agreement must be rated by A.M. Best with at least an A- rating and a financial size category of at least Class VII.

ARTICLE 10  SOURCE PROGRAMS AND TECHNICAL DOCUMENTATION

         Within sixty (60) days of the Effective Date of this Agreement, Notify and AT&T shall enter into a source code escrow agreement with DSI, Fort Knox, or other mutually


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agreeable third party escrow agent ("Escrow Agreement"), pursuant to which
Notify shall make AT&T a beneficiary of the source code embodying the Software ("Source Code") and Notify shall deposit such Source Code with such escrow agent within such sixty (60) day period. The Escrow Agreement shall govern the maintenance and release of the Source Code and shall include provisions that the Source Code shall be released by the escrow agent to AT&T in the event that Notify, among other things, becomes insolvent, ceases to carry on business on a regular basis or fails to perform its obligations under this Agreement or is subject to a formal bankruptcy, insolvency or liquidation proceeding (whether voluntary or involuntary) which is not dismissed within sixty (60) days of filing of such proceeding. With respect to such Source Code, Notify hereby grants to AT&T a non-exclusive, non-transferable, non-sub-licensable and restricted license only in the Territory to use the Source Code strictly for the purposes of performing error correction or fixes to the Software so that the Software functions as described within the applicable Documentation, provided however that such license shall only be effective and AT&T may only exercise such license right in the event of a release of the Source Code pursuant to the Escrow Agreement. AT&T shall pay for all costs and expenses associated with the establishment, deposit and maintenance of such escrow account. AT&T acknowledges and agrees that it has no ownership or proprietary interest or right in or to such Source Code, and that in the event of a release of the Source Code to AT&T, AT&T shall acquire only the restricted license rights granted under this Article. AT&T acknowledges and agrees that such Source Code is Notify confidential information, shall be held by AT&T under strict obligations of non-disclosure and confidentiality, and that AT&T shall not distribute, sell, sublicense or disclose such Source Code to any third party. Where this Agreement expires or is terminated for any reason, then AT&T's right hereunder to receive or possess the Source Code shall immediately terminate, as shall the Escrow Agreement and all obligations of Notify hereunder respecting such Source Code.

If the parties have not entered into or are unable to enter into an Escrow Agreement then the terms of the preceding clause will apply as between Notify and AT&T until such time as an Escrow Agreement shall be entered into.

ARTICLE 11  TERM AND TERMINATION

11.1     Term.
         ----

         (a) This Agreement shall commence as of the Effective Date and shall continue in full force and effect until one (1) year from the Service Assumption Date, or any date on which this Agreement is terminated in accordance with this
Article 11 (the earlier of such dates, the "Termination Date"), except to the
                                            ----------------
extent contemplated in Section 11.3 (Survival; Orderly Transition).

         (b) This Agreement shall renew automatically for additional one-year periods unless written notice is given by AT&T of its intention not to renew this Agreement at least thirty (30) days prior to the end of the initial or any subsequent terms.

11.2     Grounds for Termination and Remedies.
         ------------------------------------

         (a) Either Party may terminate this Agreement, in whole or in part, upon thirty (30) days' written notice for any material breach or default (or any series of breaches or


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defaults which in the aggregate constitute a material breach or default) of any terms and conditions of this Agreement by the other Party with no liability to the terminating Party, unless within such 30-day notice period, the non-terminating party (i) has cured such breach or default or (ii) has commenced to cure such default or breach and diligently pursues such cure until accomplished and such cure is accomplished within sixty (60) days of such notice of termination.

         (b) AT&T may at any time terminate this Agreement in whole or in part, by 120 days' prior written notice to Notify. In such case, AT&T's liability shall be limited to payment of the amount due for Services performed up to and including the date of termination (which amount shall be substantiated with proof satisfactory to AT&T and shall not exceed the price of Services being terminated), and no further Services will be rendered by Notify, except under the clause ORDERLY TRANSITION. Such payment shall constitute a full and complete discharge of AT&T's obligations. Except for termination for material breach or default by Notify, AT&T will honor all Purchase Orders for CPEs accepted by Notify.

         (c) This Agreement may be terminated with written notice by either party upon the occurrence of an Insolvency Event. An "Insolvency Event" has
                                                      ----------------
occurred with respect to a party if:

         (i) a receiver, liquidator or trustee of such party is appointed by court order and such order remains in effect for more than thirty (30) days, or a receivership, insolvency or bankruptcy proceeding is commenced or a petition is filed against such party under any applicable liquidation, conservatorship, bankruptcy, moratorium, insolvency, reorganization or similar law for the relief of debtors (collectively, "Bankruptcy Laws") from time to time in effect and generally affecting the rights of creditors, and such proceeding or such petition has not been dismissed or stayed within thirty (30) days of the commencement or filing thereof;

         (ii) such party commences a voluntary case under any Bankruptcy Law or voluntarily seeks, consents to or acquiesces in the benefit or benefits of any provision of any Bankruptcy Law, consents to the filing of any petition against it under any Bankruptcy Law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due or consents to the appointment of a receiver, trustee, liquidator or conservator for it or any part of its property; or

         (iii) such party takes any action or causes any action to be taken or any event otherwise occurs which reasonably, based upon ordinary commercial standards and practices, raises doubts in the other party as to such party's ability or willingness to perform future obligations under this Agreement, and such party fails to provide within 30 days after notice by the other party such assurances of performance as are reasonably requested in writing by the other party.

         Notwithstanding anything to the contrary in this subsection (c) which could allow for termination of this Agreement, this Agreement shall not so terminate if, and for so


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long as the party suffering an Insolvency Event is not in material breach of its obligations under this Agreement.

         (d) This Agreement may be terminated with written notice by either party if proceedings are commenced for the dissolution, winding-up or liquidation of either party.

         (e) If this Agreement terminates for any reason, each party will, at the other party's option and within ten (10) days of such request, either return or destroy the original and all copies of the other party's confidential Information, and certify to the other that they have been destroyed.

11.3     Survival of Obligations.
         -----------------------

         (a)      Survival of Obligations.

                  It is agreed that certain obligations of the parties under this Agreement, which, by their nature would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement. Such obligations include, by way of illustration only and not limitation, those contained in the provisions of this Agreement regarding COMPLIANCE WITH LAWS, PAYMENT, IDENTIFICATION, INDEMNITY, INSURANCE, AT&T'S INFORMATION, NOTIFY'S INFORMATION, REPRESENTATIONS AND WARRANTY, and NOTIFY INTELLECTUAL PROPERTY RIGHTS.

         (b) Orderly Transition.

                  In the event of expiration or termination of this Agreement, in whole or in part, wherein all or some portion of the work will be performed by AT&T itself or elsewhere, Notify agrees to provide its full cooperation in the orderly transition of the work to AT&T or elsewhere, including, but not necessarily limited to packing and preparing for shipment any materials or other inventory to be transferred, provision of reports, files and similar media necessary for continuation of the work transferred, continuation of work at reducing levels if necessary during a transition period and at reduced levels if work is transferred in part. Prices for additional work such as packing and preparation for shipment of all outstanding Product in Notify warehouse to AT&T, applicable fulfillment costs, and revision of prices resulting from revised volumes, if necessary, shall be proposed by Notify, shall be commercially reasonable and shall be mutually agreed upon by the Parties.


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ARTICLE 12  GENERAL

12.1     Notices.
         -------

         Any notice, demand or other communication (other than a Purchase Order) required, or which may be given, under this Agreement shall, unless specifically otherwise provided in this Agreement, be in writing and shall be given or made by overnight courier service which provides the sender with written record of delivery, and shall be addressed to the respective parties as follows:

                  In the case of Notify:

                  Notify Technology Corporation
                  1054 S. De Anza Blvd.
                  San Jose, CA 95129
                  Attention: [*]
                  Phone No.: [*]
                  Fax No.: [*]
                  Email: [*]

                  with a copy to:

                  Notify Technology Corporation
                  1054 S. De Anza Blvd.
                  San Jose, CA 95129
                  Attention: [*]
                  Phone No.: [*]
                  Fax No.: [*]
                  Email: [*]

                  In the case of AT&T:

                  AT&T Consumer Services
                  5501 LBJ FWY
                  Suite 845 South
                  Dallas, TX 75240-6202
                  Attention: [*]
                  Phone No.: [*]
                  Fax No.: [*]
                  Email: [*]

                  with a copy to:

                  AT&T Corp., Supplier Management Division
                  900 Route 202/206 North, Room #3D156C
                  Bedminster, New Jersey 07921
                  Attention: [*]
                  Phone No.: [*]
                  Fax No.: [*]
                  Email: [*]



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         Either party may from time to time change its contact person, address or telecopy number for notification purposes upon at least fifteen (15) business days' notice to the other party of the new contact person, address or telecopy number.

12.2     Project Manager.
         ---------------

         Notify and AT&T shall each appoint an individual within their respective organization and an alternate who shall be responsible for: (a) monitoring that party's day-to-day activities under, and compliance with, this Agreement; (b) coordinating routine communications between the Parties; (c) reasonably facilitating the resolution of issues that arise between the parties; and (d) approving deviations from the day-to-day operational requirements of this Agreement. The initial Project Manager of each Party is:

                  Notify:

                  Notify Technology Corporation
                  1054 S. De Anza Blvd.
                  San Jose, CA 95129
                  Attention: [*]
                  Phone No.: [*]
                  Fax No.: [*]
                  Email: [*]

                  AT&T:

                  AT&T Consumer Services
                  5501 LBJ FWY
                  Dallas, TX 75240-6202
                  Attention: [*]
                  Phone No.: [*]
                  Fax No.: [*]
                  Email: [*]

         A Project Manager may be substituted by such Party with another individual within such Party's organization, and notice of such substitution shall be made in compliance with the Section of this Agreement respecting Notices.

12.3     Disputes.
         --------

         (a)      Arbitration.

                  If a dispute, controversy or claim relating to this Agreement (a "Dispute") has arisen between the Parties and is not resolved within twenty-five (25) business days after the Project Managers have first met for negotiation to resolve such Dispute, either Party may, upon notice to the other party, submit such Dispute or enforce to binding arbitration in accordance with the rules and procedures of CPR Institute for Dispute Resolution ("CPR"). Except as provided below, any and all Disputes of any nature arising out of or relating to this Agreement or the breach, termination or validity thereof, whether based on


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         contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory shall be resolved solely and exclusively by arbitration by CPR in accordance with the provisions of this Section and the CPR Rules for Non-Administered Arbitration to the extent such rules do not conflict with this Section and Agreement. The arbitration, including arguments and briefs, shall be in the English language in New York, New York, United States of America. The Respondent's notice of defense shall be served upon the Claimant within ten (10) days after it receives the notice of arbitration (the date of receipt of notice of arbitration being "Commencement"). The arbitration shall be conducted by one (1) arbitrator selected by the Parties or, if the Parties cannot mutually agree upon the arbitrator within fifteen (15) days after Commencement, the Parties shall notify CPR and an arbitrator knowledgeable in the legal and technical aspects of the Dispute shall be appointed by CPR within twenty-five (25) days of Commencement. The arbitrator shall strictly limit discovery to the production of documents directly relevant to the facts alleged in the notices of arbitration and defense and, if depositions are required, each Party shall be limited to three (3) depositions of no longer than three (3) hours each. If the arbitrator decides to hold an evidentiary hearing, each Party's presentation of its case, including its direct and rebuttal testimony, shall be limited to three (3) days. The arbitrator shall issue an order preventing the Parties, CPR and any other participants to the arbitration from disclosing to any third party any information obtained via the arbitration, including discovery documents, evidence, testimony and the award except as may be required by law. The arbitration award shall be in United States dollars and shall: (a) be in writing; (b) state only the damages, if any; (c) not exceed the damages and relief requested by the prevailing Party; (d) be made final within six (6) months of Commencement; and (e) be entered by either Party in any court having competent jurisdiction, provided that,
                                                                  -------------
         the Party entering the award shall request that the court prevent the award from becoming publicly available except as may be required by law. The arbitrator shall not limit, expand or otherwise modify the terms of this Agreement and shall not award punitive or other damages in excess of compensatory damages. The arbitrator shall orally state the reasoning on which the award rests but shall not state such reasoning in any writing. Each Party shall bear its own expenses, but those related to the compensation of the arbitrator shall be borne equally. The Parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence of the United States, shall not be discoverable in any proceeding, shall not be admissible in any court (except to enforce the same as provided herein) or arbitration and shall not bind or collaterally estop any Party with respect to any claim or defense made by any third party. In no event shall this Section 12.3 or any other provisions of this Agreement be deemed to require any Party to negotiate or arbitrate any Dispute (including defenses thereto) concerning the validity, enforceability, scope or infringement of any patent or other intellectual property right, or any breach of the confidentiality provisions provided for herein or any issue unrelated to this Agreement.

         (b)      Statute of Limitations.

                  Except as otherwise determined by the arbitrator under Section 12.2(c), any statute of limitations will be tolled upon initiation of the dispute resolution


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         procedures under this Section 12.2 and will remain tolled until the
         Dispute is resolved in accordance herewith; provided, however, that tolling will cease if the Party against which the statute of limitations would be applied fails to observe the procedures set forth in this Section 12.2.

         (c)      Continuity of Services.

                  During the Term and any extension thereof, Notify assumes an independent obligation to continue to provide Services and AT&T assumes an independent obligation to continue to pay for such Charges for the Services set forth in Attachment A during any Dispute between the parties, including any dispute resolution proceedings.

12.4     Assignment and Subcontracting by Notify.
         ---------------------------------------

(a) Notify shall not assign any right or interest under this Agreement (excepting monies due or to become due) or delegate or subcontract any Work or other obligation to be performed or owed under this Agreement without the prior written consent of AT&T. Any assignment, delegation or subcontracting without such consent shall be void. Any assignment of monies shall be void if (1) Notify shall not have given AT&T at least thirty (30) days prior written notice of such assignment or (2) such assignment imposes upon AT&T obligations to the assignee in addition to the payment of such monies, or precludes AT&T from dealing solely and directly with Notify in all matters pertaining to this Agreement including amendments or settlements of charges. AT&T acknowledges and agrees that Notify may utilize third party subcontractors, without consent of AT&T, to perform some or all of Notify's obligations hereunder; provided, however, any and all subcontractors have agreed in writing to perform in accordance with and subject to the terms and conditions on this Agreement. This consent to subcontract shall not relieve Notify of its responsibilities for performance under this Agreement and Notify shall remain liable for compliance by any and all subcontractors with all provisions of this Agreement. All Work performed by Notify's subcontractor(s) at any tier shall be deemed Work performed by Notify.


12.5     Assignment by AT&T.
         ------------------

         AT&T shall have the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement either in whole or in part (an "Assignment"), including, but not limited to, software licenses and other grants of intellectual property rights, at any time and without Notify's consent, to (i) any present or future affiliate of AT&T (including any subsidiary or affiliated entity thereof); (ii) any unaffiliated new entities that may be formed by AT&T pursuant to a corporate reorganization, including any subsidiary or affiliated entity thereof; or (iii) any third party which by purchase, lease, outsourcing agreement or otherwise, assumes the operation, administration and/or management of any substantial portion of the business of AT&T affected by this Agreement. AT&T shall give Notify written notice of any Assignment, including (i) the effective date of the Assignment ("Effective Date"), and (ii) the entity or entities receiving rights and/or assuming obligations under this Agreement ("Entities"). Upon the Effective


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Date and to the extent of the Assignment, AT&T shall be released and discharged from all further duties under this Agreement, as to materials, services, or intellectual property rights transferred to assignee, whether ordered from or provided by Notify prior to, on or after the Effective Date. Notwithstanding that an Assignment has been made, AT&T, at its sole option, shall continue to have the right to purchase, lease, or license material, software or services under this Agreement as if an Assignment had not been made. In addition, Notify agrees that this Agreement may be replicated for any entity referred to above, thus creating one or more additional agreements, each between Notify and the entity or entities requesting such replication and each identified by its own agreement number, but containing the terms and conditions of this Agreement, including prices. AT&T shall give Notify written notice of any intention to replicate, and copies of the replicated agreement(s) for execution by Notify. If this Agreement includes a commitment to purchase a stated or determinable quantity of goods, services or rights, or prices that vary based on the quantities of purchased Services or Products, the aggregate of purchases of Services or Products by the Entities under this Agreement and the replicated agreements will be included in determining the quantity

12.6     Amendment.
         ---------

         No modification, amendment, supplement to or waiver of any provision of this Agreement (including any Attachments or exhibits thereto) will be binding on the parties unless in writing and duly signed by the party against which enforcement is sought.

12.7     Waiver.
         ------

         A failure or delay of any party's exercise or partial exercise of any right or remedy it has under this Agreement will not operate to impair, limit, preclude, cancel, waive or otherwise affect such right or remedy. No waiver by any party of any breach or covenant hereunder shall be construed to be a waiver of any succeeding breach or any other covenant.

12.8     Headings.
         --------

         The article and section headings and the table of contents are for reference and convenience only and will not be considered in the interpretation of this Agreement.

12.9     Severability.
         ------------

         If any provision of this Agreement is held to be invalid or unenforceable at law, then the Agreement shall be deemed amended by revising such provision to make it valid and enforceable while preserving the parties' original objective thereunder or, if such revision is not possible, by removing or limiting such provision to the extent invalid or unenforceable, and the remaining provisions of the Agreement shall not be affected thereby and shall be valid and enforceable to the extent permitted by law.

12.10    Entire Agreement.
         ----------------

         This Agreement and the Attachments hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s)


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and shall not be changed, modified or rescinded, except by a writing signed by
Notify and AT&T. Printed provisions on the reverse side (or otherwise) of AT&T's purchase orders and/or other forms and all printed provisions on Notify's invoices shall be deemed deleted. Except as otherwise provided for herein, estimates or forecasts furnished by AT&T shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and the Attachments hereto, the terms of this Agreement shall govern.

12.11    Third Party Beneficiaries.
         -------------------------

         Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than Notify) or AT&T, except for the Affiliates of AT&T contemplated herein.

12.12    Identification.
         --------------

         Notify shall not without AT&T's prior written consent except as otherwise set forth in this Agreement: (a) disclose to any third party the contents and/or the facts of this Agreement; or (b) engage in any advertising, promotion or publicity related to this Agreement; or (c) except as otherwise set forth in this Agreement make public use of AT&T's, Trademarks. Notwithstanding the foregoing, Notify shall be permitted, to disclose the contents and/or the facts of this Agreement: (i) as required by law; (iii) to legal counsel; (iv) in confidence pursuant to a non-disclosure agreement with terms similar to the terms of treatment of AT&T confidential information under this agreement and provided AT&T is named as a third-party beneficiary to such agreement, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence pursuant to a non-disclosure agreement with terms similar to the terms of treatment of AT&T confidential information under this agreement and provided AT&T is named as a third-party beneficiary to such agreement , in connection with an actual or proposed merger, acquisition, or similar transaction; provided, however, prior to any disclosure Notify seeks confidential treatment or a protective order to the fullest extent permitted limiting any such disclosure.

12.13    Services Standards.
         ------------------

         In performing the Services, Notify shall not take an action or make a decision which has a material effect on Subscribers, which materially and adversely affects the function or performance of, or decreases the efficiency of the Services, which requires a Subscriber to materially change the way it conducts business or operations, or which increases charges or costs to a Subscriber or AT&T without first obtaining AT&T `s written approval, such approval AT&T may withhold in its sole discretion with respect to any change which may have an adverse effect on a Subscriber or the Services. Notify may make temporary changes required by an emergency if it has been unable to contact an appropriate AT&T Project Manager or his other delegate to obtain such approval after making reasonable efforts. Notify shall document and promptly report such emergency changes to AT&T. Changes, which are made by Notify in compliance with Section 3.3 (Change Management Process), shall not require further notice to or approval by AT&T.


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12.14    Governing Law.
         -------------

         This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and be governed by the substantive laws of the State of New York (excluding those pertaining to choice of law and arbitration of disputes). Except as expressly provided in this Agreement, neither party may bring any legal action, suit or proceeding arising out of or relating to this Agreement in any court.

12.15    Force Majeure.
         -------------

         Neither party shall be held responsible for any delay or failure performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, telecommunications or power failures, or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing party or its subcontractors ("Force Majeure Conditions"). Notwithstanding the foregoing, Notify's liability for loss or damage to AT&T's material in Notify's possession or control shall not be modified by this clause. If any Force Majeure Condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the Force Majeure Condition and any action being taken to avoid or minimize its effect. The party affected by the other's delay or inability to perform may elect to: (1) suspend this Agreement or an order for the duration of the force majeure condition and (i) at its option buy, sell, obtain or furnish elsewhere material or services to be bought, sold, obtained or furnished under this Agreement or an order (unless such sale or furnishing is prohibited under this Agreement) and deduct from any commitment the quantity bought, sold, obtained or furnished or for which commitments have been made elsewhere and (ii) once the Force Majeure Condition ceases, resume performance under this Agreement or an order with an option in the affected party to extend the period of this Agreement or order up to the length of time the Force Majeure Condition endured; or (2) when the delay or nonperformance continues for a period of at least fifteen (15) days, terminate, at no charge, this Agreement or an order or the part of it relating to material not already shipped, or services not already performed. Unless written notice is given within forty-five (45) days after the affected party is notified of the Force Majeure Condition, (1) shall be deemed selected.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates listed below.

NOTIFY TECHNOLOGY
CORPORATION                               AT&T CORP.



By: /s/ Paul DePond                       By: /s/ Theodore Pasternak
   -----------------------------------       -----------------------------------
Name: Paul DePond                         Name: Theodore Pasternak
Title: Chief Executive Officer            Title: Group Procurement Director
Date: February 12, 2002                   Date: February 13, 2002
     ---------------------------------         ---------------------------------


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                                  Attachment A


                                STATEMENT OF WORK


[This section intentionally left blank. Statement of Work will be sent separately and incorporated at a later date.]




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                                  Attachment B

                                 AT&T TRADEMARKS

                                       [*]



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